VERTEX ENERGY, INC. POSASR

Exhibit 23.2

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement (333-267682) on Form S-3 of Vertex Energy, Inc. of our report dated May 31, 2022, relating to the combined financial statements of Mobile Refinery and Logistics Assets, appearing in the Current Report on Form 8-K/A filed by Vertex Energy, Inc. on June 15, 2022.

We also consent to the reference to our firm under the heading “Experts” in such registration statement.

/s/ RSM US LLP

Houston, Texas

March 1, 2023